                        SUSA PARTNERSHIP, L.P.
              CONSOLIDATED STATEMENT OF OPERATIONS
                           (unaudited)
              (in thousands, except per unit data)

                    Three months  Three months
                       Ended        Ended      Year Ended  Year Ended
                      Dec. 31      Dec. 31       Dec. 31     Dec. 31
                       1996          1995         1996        1995


Property Revenue:
Rental Income          $31,695     $20,168       $105,091    $66,455
Management Income          141         264            701      1,072
Other Income               555         139          1,725        480
  Total Property
  Revenues              32,391      20,571        107,517     68,007

Property Expenses:
Cost of property
  operations             8,296       5,593         28,235     18,471
Taxes                    2,740       1,567          8,903      4,900
General & administ-
  rative                 1,055         762          4,122      2,568
Depreciation/
  amortization           3,807       2,895         12,620      8,586
  Total Property
    Expenses            15,898      10,817         53,880     34,525
Income from Property
  Operations            16,493       9,754         53,637     33,482

Other Income
  (expenses)
  Interest expense      (2,402)     (1,338)        (8,244)    (3,004)
  Interest income          180         108            687        166
Income before
  minority interest
  and gain on
  investment            14,271       8,524         46,080     30,644
Gain on Investment                                    288
Income before
  minority interest     14,271       8,524         46,368     30,644
Minority interest          (17)        (74)          (157)      (224)
Net income             $14,254      $8,450        $46,211    $30,420
Net income per unit      $0.54       $0.46          $2.09      $1.87
Weighted average
  units outstanding     26,336      18,438         22,158     16,294



                        SUSA PARTNERSHIP, L.P.
   FUNDS FROM OPERATIONS COMPUTED UNDER THE AMENDED DEFINITION
                           (unaudited)
                          (in thousands)


                                 Revised Three
                  Three Months      Months                     Revised Year
                     Ended          Ended        Year Ended        Ended
                 Dec. 31, 1996   Dec. 31, 1995  Dec. 31, 1996  Dec. 31, 1995



Net Income          $14,254        $8,450         $45,923        $30,420
Depreciation of
  revenue
  producing
  property            3,629         2,304          11,865          6,996
Amortization
  of lease
  guarantees              0            72              70            385
Amortization of
  non-compete             0            63              83            252
Consolidated FFO     17,883        10,889          57,941         38,053



                        SUSA PARTNERSHIP, L.P.
              FINANCIAL AND OPERATIONAL HIGHLIGHTS
                         (in thousands)


                     Quarter          Quarter       Year         Year
Same Store            ended            ended        ended        ended
Results              Dec. 31,         Dec. 31,     Dec. 31,     Dec. 31,
(% growth):           1996             1995          1996         1995


Revenues          $20,630 (6.6%)      $19,348    $52,963 (7.7%)  $49,190

NOI               $14,420 (7.1%)      $13,463    $36,606 (5.7%)  $34,630


Selected                   As of           As of
Financial                 Dec. 31,        Dec. 31,
Data:                      1996            1995

Investment
  in storage
  facilities
  at cost                $855,855        $509,297

Total assets             $845,409        $509,525

Line of credit
  borrowings             $ 52,730        $107,605

7.125% Notes, 2003       $100,000

Mortgages payable        $ 45,724        $  6,670

Total liabilities        $212,306        $124,389

Total partnership
  capital                $633,103        $385,136

Operating partnership
  units outstanding
  at end of period         26,627          18,587

